EXHIBIT 11.1

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                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
              (formerly known as Doskocil Companies Incorporated)

                 CALCULATION OF EARNINGS PER SHARE - UNAUDITED
            (Dollar amounts in thousands, except per share figures)


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                                                    Three Months Ended
                                                    __________________
                                                    April 1,  April 2,
                                                      1995      1994
                                                    ________  ________
Income (loss) from continuing operations            $ 1,806    $ (448)
Income (loss) from discontinued operations,
 net of tax benefit                                  (2,369)      (30)
                                                    _______    ______
Net income (loss)                                   $  (563)   $ (478)
                                                    =======    ======
Primary earnings per share:

   Weighted average number of common shares
    outstanding                                      12,448     7,921
   Common stock equivalents:
     Dilutive options and warrants                     -         -
                                                    _______    ______
   Weighted average number of common and common
    equivalent shares outstanding                    12,448     7,921
                                                    =======    ======

   Income (loss) from continuing operations          $ 0.14    $(0.06)
   Income (loss) from discontinued operations,
    net of tax benefit                                (0.19)      -
                                                     ______    ______

     Net income (loss) per share                     $(0.05)   $(0.06)
                                                     ======    ======

Fully diluted earnings per share:

   Weighted average number of
    common shares outstanding                        12,448     7,921
   Common stock equivalents:
     Dilutive options and warrants                     -         -
                                                    _______    ______
   Weighted average number of common and common
    equivalent shares outstanding                    12,448     7,921
                                                    =======    ======

   Income (loss) from continuing operations          $ 0.14    $(0.06)
   Income (loss) from discontinued operations,
    net of tax benefit                                (0.19)      -
                                                    _______    ______

     Net income (loss) per share                     $(0.05)   $(0.06)
                                                    =======    ======
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